UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 15, 2007
Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition
          On October 15, 2007, Park National Corporation (“Park”) issued a news release (the “News Release”) announcing earnings for the three months and the nine months ended September 30, 2007. A copy of the News Release is included as Exhibit 99.1 and incorporated herein by reference.
          Park’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park’s performance. Specifically, management reviews return on average tangible realized equity, and has included in the Release information relating to the return on average tangible realized equity for the three-month and nine-month periods ended September 30, 2007 and 2006. For purposes of calculating this non-GAAP financial measure, net income for each period is divided by average tangible realized equity during the period. Average tangible realized equity equals average stockholders’ equity during the applicable period less (i) average goodwill and other intangible assets during the period and (ii) average accumulated other comprehensive (loss), net of taxes, during the period. Management believes that return on average tangible realized equity presents a more accurate view of Park’s operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and unrealized gains and losses arising from mark-to-market accounting for the fair market value of investment securities. Park has provided a reconciliation of average tangible realized equity to average stockholders’ equity solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible realized equity is a substitute for return on average equity as determined by GAAP.
Item 9.01 – Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 15, 2007.
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signature on following page.]

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: October 15, 2007	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated October 15, 2007
Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 15, 2007

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